Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

The Hackett Group, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342) and Form S-8 (Nos. 333-69951, 333-90635, 333-39460, 333-64542, and 333-108640) of The Hackett Group, Inc. of our reports dated February 24, 2012, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of The Hackett Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

Miami, Florida
February 24, 2012